CONFIRMING STATEMENT


	This Statement confirms that the
undersigned,
WILLIAM E. BROCK, has authorized and designated each of Ronald G. Geary,
David W. Miles or Ralph G. Gronefeld, Jr., signing singly, to execute and file on the undersigned's behalf all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the
U.S. Securities and Exchange Commission as a result of the undersigned's ownership or transactions in securities of Res-Care, Inc. The authority of
Ronald G. Geary, David W. Miles and
Ralph G. Gronefeld, Jr. under this
Statement shall continue until the
undersigned is no longer required to
file Forms 3, 4 and 5 with regard to
the undersigned's ownership of or
transactions in securities of Res-Care,
Inc., unless earlier revoked in
writing.  The undersigned acknowledges
that Ronald G. Geary, David W. Miles
and Ralph G. Gronefeld, Jr. are not
assuming any of the undersigned's
responsibilities to comply with Section
16 of the Securities Exchange Act
of 1934.  The undersigned hereby
revokes any prior confirming statement
filed with the Securities and
Exchange Commission.

Date:	April 4, 2006




							/s/
William E. Brock
							William E. Brock